Exhibit (m)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272926 on Form N-2 of our report dated March 27, 2024, relating to the financial statements of Kennedy Lewis Capital Company (the “Company”), appearing in the Annual Report on Form 10-K of Kennedy Lewis Capital Company for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 29, 2024